Exhibit 99.1

TCV Acquisition Corp. Announces Pricing of $350,000,000 Initial Public Offering

April 13, 2021

TCV Acquisition Corp. (the “Company”) announced today the pricing of its initial public offering of 35,000,000 Class A ordinary shares at a price to the public of $10.00 per share. The shares are expected to begin trading on the Nasdaq Capital Market in the United States under the ticker symbol “TCVA”. The initial public offering is expected to close on April 16, 2021, subject to customary closing conditions.

The Company is led by Jay Hoag, Woody Marshall, Jake Reynolds, Ric Fenton, and Erez Elisha, and is a newly organized blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar transaction with one or more businesses or entities.

Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as book-running managers in the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 5,000,000 shares at the initial public offering price to cover over-allotments, if any.

The initial public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained for free from the U.S. Securities and Exchange Commission website http://www.sec.gov; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: 1-800-831-9146; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: (866) 471-2526 or email: prospectus-ny@ny.email.gs.com; or Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014, email: prospectus@morganstanley.com.

A registration statement relating to the securities sold in the initial public offering has been declared effective by the U.S. Securities and Exchange Commission on April 13, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act and applicable state securities laws.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About the Company

The Company is a newly organized blank check company formed by an affiliate of TCMI, Inc. (“TCV”). Founded in 1995, TCV provides capital to growth-stage private and public companies in the technology industry. Since its inception, TCV has invested over $14 billion in leading technology companies and has helped guide CEOs through more than 125 IPOs and strategic acquisitions. TCV is headquartered in Menlo Park, California, with offices in New York and London.

Media Contacts

Katja Gagen, Head of Marketing at TCV
Phone: 415 690 6689
Email: kgagen@tcv.com